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                       Consent of Independent Accountants


American Business Financial Services, Inc.
Bala Cynwyd, PA

We hereby consent to the incorporation by reference in this Registration Statement to the Form S-2 of our report dated September 9, 1999, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP


Philadelphia, PA
June 27, 2000